Exhibit 99.1

Contact:  Paul Colasono, CFO
Franklin Credit Management Corporation
(201) 604-4402
pcolasono@franklincredit.com

For Immediate Release

FRANKLIN CREDIT MANAGEMENT RECEIVES
DETERMINATION NOTICE FOLLOWING NASDAQ HEARING

JERSEY CITY, New Jersey, March 10, 2008 -- Franklin Credit Management Corporation (NASDAQ Global Market: FCMC - News) today announced that on March 6, 2008, it received a notice dated March 5, 2008 from the NASDAQ Stock Market (“NASDAQ”) that the Company’s common stock would not be delisted by NASDAQ for the Company’s failure to timely file its Form 10-Q for the quarter ended September 30, 2007 (Q3 2007) if the Company filed the Form 10-Q on or before March 31, 2008, evidences by April 1, 2008 a $5 million market value of publicly held shares (“MVPHS”), and maintains that market value for a minimum of ten consecutive trading days.

The Company currently expects to file the Q3 2007 10-Q on or before March 31, 2008.  If the Company does not satisfy the MVPHS requirement by April 1, 2008, the Company currently plans to apply to transfer its listing from NASDAQ’s Global Market to the NASDAQ Capital Market, which requires that registrant maintain only $1 million in minimum market value of publicly held shares.

NASDAQ’s March 5, 2008 notice does not affect the notice previously received by the Company from NASDAQ in respect of the failure of the Company’s common stock to maintain a minimum bid price of $1.00 per share.  In order to avoid delisting by reason of that failure, the Company must remedy the failure or appeal the delisting on or before August 18, 2008.

About Franklin Credit Management Corporation

Franklin Credit Management Corporation ("Franklin") is a specialty consumer finance company primarily engaged in the servicing and resolution of its performing, reperforming and nonperforming residential mortgage loans.  Franklin’s portfolio consists of both first -and second-lien loans secured by 1-4 family residential real estate that generally fall outside the underwriting standards of Fannie Mae and Freddie Mac and involve elevated credit risk as a result of the nature or absence of income documentation, limited credit histories, higher levels of consumer debt or past credit difficulties. The Company typically purchased these loan portfolios at a discount to the unpaid principal balance and originated loans with loan-to-value ratios at origination of 75% or less and interest rates and fees calculated to provide a rate of return adjusted to reflect the elevated credit risk inherent in these types of loans.  Franklin originated non-prime loans through its wholly-owned subsidiary, Tribeca Lending Corp. and has generally held for investment the loans acquired and a significant portion of the loans originated.  The Company's executive, administrative and operations offices are located in Jersey City, New Jersey.  Additional information on the company is available on the Internet at  www.franklincredit.com.  Franklin's common stock is listed on the NASDAQ Global Market under the symbol "FCMC".

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in forward-looking statements made by the Company. These factors include, but are not limited to: (i) unanticipated changes in the U.S. economy, including changes in business conditions such as interest rates, changes in the level of growth in the finance and housing markets, such as slower or negative home price appreciation; (ii) the Company’s relations with the Company’s lenders and such lenders’ willingness to waive any defaults under the Company’s agreements with such lenders; (iii) increases in the delinquency rates of borrowers, (iv) the availability of clients holding sub-prime borrowers for servicing by the Company on a fee paying basis; (vi) changes in the statutes or regulations applicable to the Company’s business or in the interpretation and enforcement thereof by the relevant authorities; (vii) the status of the Company’s regulatory compliance; (viii) the Company’s success in entering new business activities of providing mortgage-related services for other entities, particularly servicing loans for others, in which the Company has no prior experience with servicing loans for others; and (ix) other risks detailed from time to time in the Company’s SEC reports and filings. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those factors discussed under the captions "Risk Factors", “Interest Rate Risk” and “Real Estate Risk” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which the Company urges investors to consider. The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events, except as otherwise required by securities, and other applicable laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results on any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.